EXHIBIT 10.35.2


                                                              November 19, 2007


Talon International, Inc.
(f/k/a Tag-It Pacific, Inc.)
21900 Burbank Blvd., Suite 270
Woodland Hills, CA 91367
Attention:  Mr. Lonnie D. Schnell, CFO

         Re:      AMENDMENT NO. 2 TO LOAN AGREEMENT

Dear Sirs:

         Reference is made to the Revolving Credit and Term Loan Agreement dated as of June 27, 2007, as amended by Amendment No. 1 dated July 30, 2007 (collectively, the "LOAN AGREEMENT"), by and between Bluefin Capital, LLC (the "LENDER") and Talon International, Inc. (f/k/a Tag-It Pacific, Inc.) (the "BORROWER"). All capitalized terms used herein without definition have the respective meanings ascribed to them in the Loan Agreement.

         The Borrower has advised the Lender that, on or prior to June 30, 2008, the Borrower may consummate an offering of Common Stock which will yield Qualified Proceeds in an aggregate amount of not less than $3,000,000 (any such issuance and sale of Common Stock which is consummated and yields such minimum Qualified Proceeds on or prior to June 30, 2008 being hereinafter referred to as the "QUALIFYING OFFERING"); and in accordance with Section 2.02(b)(ii) of the Loan Agreement, 50% of such Qualified Proceeds would be required to be applied by the Borrower to the prepayment of the Term Loan. The Borrower has requested that the Lender accept a lesser prepayment from the net proceeds of the Qualifying Offering, and has requested certain other amendments to the Loan
Agreement, which the Lender has agreed to in accordance with the terms and conditions of this Amendment No. 2 to Loan Agreement ("AMENDMENT NO. 2").

         This will confirm the agreement of the Lender and the Borrower to make the following amendments to the Loan Agreement.

         1. REDUCED PREPAYMENT. Anything contained in Section 2.02(b)(ii) of the Loan Agreement to the contrary notwithstanding, in the event and to the extent that the Borrower shall receive Qualified Proceeds from the Qualifying Offering, the Borrower shall, within three (3) Business Days after receipt of such Qualified Proceeds from time to time, and in lieu of the prepayment otherwise required thereon under Section 2.02(b)(ii) of the Loan Agreement, pay to the Lender an amount equal to 25% of such Qualified Proceeds; and such amount shall be applied by the Lender as a prepayment of the principal of the Term Loan. Each such payment shall be accompanied by a reasonably detailed calculation of the Qualified Proceeds (gross proceeds minus permitted deductible expenses in accordance with the definition of Qualified Proceeds) on which such prepayment


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was based. The Lender hereby waives any prepayment  premium  otherwise  required under Section 2.03(c) of the Loan Agreement with respect to any timely such prepayment. Failure to make any such prepayment in a timely manner shall constitute a Default under Section 7.01(b) of the Loan Agreement (subject to the cure period therein).

         2. APPLICATION OF PAYMENTS ON AZTECA NOTE AND DYNE NOTE. Anything contained in the Loan Agreement or any other Loan Document to the contrary nothwithstanding, in the event and to the extent that (a) at any time and from time to time prior to the consummation of a Qualifying Offering, the Borrower or any of its Subsidiaries shall receive any payment(s) (including, without limitation, principal and/or interest) on or in respect of the amounts due to Borrower under that certain Settlement Agreement and Mutual Release dated February 27, 2006 by and among Tag-It Pacific, Inc., Azteca International, Inc. and Diversified Apparel Resources, LLC in the original principal amount of $4,000,000 (the "AZTECA OBLIGATION"), the Borrower or such Subsidiary shall be permitted, unless an Event of Default shall have occurred and shall then be continuing, to retain such payment(s) and not apply same to prepayment of any Obligations, (b) at the time of consummation of a Qualifying Offering (whether before or after June 30, 2008), the Borrower has then or theretofore received any payment(s) described in clause (a) of this paragraph 2 which (in the aggregate) exceed the sum (the "THRESHOLD AMOUNT") of (i) $600,000 (in the aggregate) in cash or cash equivalents received after the date of this Amendment No. 2 (or proceeds from the sale of securities received subsequent to the date of this Amendment No. 2 from any Person as payment under the Settlement Agreement and Mutual Release, which securities will be sold when legally permissible and in a prudent economic manner so as not to diminish the value of the securities), PLUS (ii) any reasonable legal costs or other fees incurred by the Borrower in collecting the Azteca Obligation ("COLLECTION COSTS"), the Borrower shall, within three (3) Business Days after the consummation of such Qualifying Offering, pay to the Lender an amount equal to such excess, (c) at any time and from time to time subsequent to the consummation of a Qualifying Offering and collection of the Threshold Amount, the Borrower or any Subsidiary shall receive any further such collection(s) in respect of the Azteca Obligation, the Borrower shall, within three (3) Business Days after the receipt of such collections, pay to the Lender an amount equal to such collection(s) less Collection Costs not accounted for under clause (b) of this paragraph 2, and (d) at any time and from time to time, the Borrower or any Subsidiary shall receive any cash payment(s) under the outstanding promissory note dated June 2007 in the principal amount of $720,666 issued to the Borrower by Colin Dyne or any replacement note therefor (the "DYNE Note"), the Borrower shall, within three (3) Business Days after receipt thereof by or on behalf of the Borrower or any Subsidiary, pay to the Lender an amount equal to the cash payment received under the Dyne Note. Each such payment received by the Lender shall be applied by the Lender as a prepayment of the principal of the Term Loan. The Borrower will not accept or agree to any voluntary offset to the Dyne Note without prior written approval of the Lender (which approval or disapproval will not be unreasonably delayed). The Lender hereby waives any prepayment premium otherwise required under Section 2.03(c) of the Loan Agreement with respect to any timely such prepayment. Failure to make any such prepayment in a timely manner shall constitute a Default under Section 7.01(b) of the Loan Agreement (subject to the cure period therein).

         3. AMENDED COVENANT. Section 6.17 the Loan Agreement is hereby amended, effective retroactively to June 27, 2007, so as to read in full as follows:


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                           SECTION 6.17. COVERAGE TEST. Permit, as of the end of
                  any quarter of any Fiscal Year commencing with the quarter ending June 30, 2008, the principal and interest payments by the Borrower and its Subsidiaries for the four (4) consecutive
                  fiscal  quarters  then  ended  (excluding   principal  of  the
                  Convertible Debentures and principal payments made from a matched source where such matched source makes the payment) to exceed EBITDA for such four (4) fiscal quarter period; PROVIDED, HOWEVER, that the Lender shall not accelerate the Obligations by reason of any non-compliance with this Section
                  6.17 unless and until non-compliance herewith occurs as of the end of two (2) consecutive fiscal quarters.

Upon consummation of the Qualifying Offering, the "June 30, 2008" date in such amended covenant shall be amended to "March 31, 2009".

         4. BORROWING BASE. Clause (c) of the definition of "Borrowing Base" is hereby amended so as to read in full as follows: "(c)(i) $1,200,000 at all times from the Closing Date through the earlier of June 30, 2008 or 45 days after the consummation of a Qualifying Offering (the "STEPDOWN DATE"), and (ii) $500,000 at all times from the Stepdown Date through December 31, 2008".

         5. AMENDMENTS TO WARRANTS. Each of the Warrants is hereby amended so as to reduce the exercise price thereunder to $0.75 per share (subject to further adjustment(s) hereafter in accordance with the Warrants). Upon consummation of the Qualifying Offering, the exercise price under each of the Warrants shall be reduced (but in no event shall be increased) to an amount per share equal to the lesser of (a) the lowest exercise price per share provided in any warrant issued as part of or in connection with the Qualifying Offering, or (b) the exercise price per share calculated in accordance with the Warrants after giving effect to all adjustments triggered by the Qualifying Offering. A photocopy of this Amendment No. 2 may be attached to each of the Warrants to evidence the current reduction and any reduction upon the consummation of the Qualifying Offering, and/or the Borrower shall, upon request of the Lender at any time and from time to time, (i) execute and deliver a specific amendment to each Warrant setting forth the reduced exercise price in accordance with this paragraph 5, or (ii) issue replacement Warrants reflecting such reduction of the exercise prices.

         6. ADDITIONAL SHARES. In consideration of the amendments being effected hereby, the Borrower shall immediately (a) issue, or cause to be issued, to the Lender an aggregate of 250,000 shares of Common Stock at an issue price of $.001 per share, and (b) cause the certificate representing such shares to be delivered to the Lender, or cause such shares to be electronically transferred to the Lender's designated brokerage account, within five (5) Business Days after the execution and delivery of this Amendment No. 2 and payment of the applicable issue price. Further, upon consummation of the Qualifying Offering, the Borrower shall immediately thereupon (i) issue, or cause to be issued, to the Lender an additional 500,000 shares of Common Stock at an issue price of $.001 per share, and (ii) cause the certificate representing such shares to be delivered to the Lender, or cause such shares to be electronically transferred to the Lender's designated brokerage account, within five (5) Business Days after the consummation of the Qualifying Offering and payment of the applicable


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issue  price.  The Lender shall pay the issue price for such shares by issuing a check to the Borrower for, or wire transferring to the Borrower, the applicable issue price.

         7. REGISTRATION. The Borrower shall cause the shares of Common Stock issued pursuant to paragraph 6(a) above to be subject to an effective registration statement under the Securities Act of 1933, as amended, on or prior to April 15, 2008; and such shares of Common Stock shall be entitled to all other benefits of the Registration Rights Agreement, as if such shares were "Shares" under and as defined in the Registration Rights Agreement. Anything contained in the Registration Rights Agreement to the contrary notwithstanding, the required effective date for the Registration Statement in respect of all Shares covered by the Registration Rights Agreement is hereby extended to April 15, 2008. The Borrower shall also cause the shares of Common Stock issued pursuant to paragraph 6(i) above to be (i) subject to an effective registration statement under the Securities Act of 1933, as amended, within 180 days after the consummation of the Qualifying Offering (which registration statement may also include shares of Common Stock, and shares of Common Stock underlying warrants, issued in the Qualifying Offering) (subject to late filing fees as provided in Section 2(c) of the Registration Rights Agreement in the event of late filing or other unavailability of such subsequent Registration Statement); or (ii)included in the Registration Statement referred to above in the first sentence of this paragraph 7, if inclusion of such shares therein will not, in the reasonable opinion of the Borrower, adversely affect the timing of effectiveness of said Registration Statement.

         8. CONTROL AGREEMENTS. Anything contained in Section 5.13 of the Loan Agreement to the contrary notwithstanding, the date for delivery of fully executed Control Agreements as required under such Section 5.13 is hereby extended to January 6, 2008.

         9. LANDLORD WAIVERS. Anything contained in Section 5.12 of the Loan Agreement to the contrary notwithstanding, the Borrower and its Subsidiaries shall use their commercially reasonable best efforts to obtain the Landlord Waivers required under such Section 5.12 on or prior to January 21, 2008; and prior to such date, the Lender shall not deem any inventory to not constitute Eligible Inventory solely by reason of the absence an effective Landlord Waiver in respect of the location at which such inventory is held.

         10. EXPENSES. The Borrower shall pay or reimburse the Lender for its costs and expenses (including reasonable attorneys' fees) incurred in connection with the preparation of this Amendment No. 2 (including all prior drafts).

         11. REAFFIRMATION.

                  (a) Subject to the representations of the Lender in the third paragraph of the Lender's disposition letter to the Borrower of even date herewith, the Borrower hereby reaffirms all of its representations and warranties in the Loan Documents on and as of the date hereof, as if expressly made on and as of the date hereof.

                  (b) The Borrower hereby (i) confirms the ongoing validity of all of the Obligations outstanding on the date hereof and on the effectiveness of this Amendment No. 2 (after giving effect to this Amendment No. 2), (b) confirms that such Obligations are owing without reservation, defense, counterclaim or offset, (c) confirms that, after giving effect to this Amendment


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No. 2,  neither  the  Borrower  nor any  Subsidiary  has any claims or causes of action against the Lender or any of its  Affiliates,  managers or officers,  and
(d) acknowledges, confirms and agrees that none of the amendments to be effected by this Amendment No. 2 shall constitute a novation of any of the Obligations outstanding immediately prior to the effectiveness of this Amendment No. 2.

                  (c) The Borrower hereby reaffirms the validity of all of the liens and security interests heretofore granted to the Lender as collateral security for the Obligations, and acknowledges that all of such liens and security interests, and all collateral heretofore pledged as security for the Obligations, continues to be and remains collateral for the Obligations from and after the effectiveness of this Amendment No. 2.

         12. REPRESENTATIONS AND WARRANTIES. Each of the Lender and the Borrower hereby represents and warrants that (a) this Amendment No. 2 has been duly and validly authorized by all necessary corporate or company action on such Party's part, (b) this Amendment No. 2 has been duly executed and delivered by such party's duly authorized officer, and (c) this Amendment No. 2 constitutes such party's valid and binding obligation, enforceable against such party in accordance with its terms. Without limitation of the foregoing, the Borrower hereby further represents and warrants that the issuance of the shares of Common Stock in accordance with paragraph 6 above has been duly and validly authorized by its Board of Directors, and that such shares will, upon issuance and payment therefor, be duly authorized, validly issued, fully paid and nonassessable.

         13. ONGOING FORCE AND EFFECT; WAIVER AND AMENDMENT. Except as expressly set forth herein, all of the terms and conditions of the Loan Agreement and the other Loan Documents remain unchanged and in full force and effect. All references to the Loan Agreement in any other Loan Documents shall hereafter mean and refer to the Loan Agreement as amended by this Amendment No. 2. This Amendment No. 2 may not be amended or modified, nor may any performance required hereunder be waived, except pursuant to a written agreement signed by the party to be charged therewith.

         14. GOOD FAITH. In satisfying their obligations, determining whether any party has complied with its obligations, and in exercising remedies under the Loan Documents, and in all dealings between the parties, the Lender and the Borrower shall act in good faith and in a commercially reasonable manner.

         15. GOVERNING LAW. This Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.

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         Kindly  confirm your  agreement to the  foregoing by  countersigning  a counterpart copy of this Amendment No. 2 in the space provided below.

                                       Very truly yours,


                                       BLUEFIN CAPITAL, LLC


                                       By: /s/ Larry E. Lenig
                                           ----------------------------------
                                           Larry E. Lenig, Jr., Vice Chairman


Acknowledged, Confirmed and Agreed To:


TALON INTERNATIONAL, INC.
(f/k/a Tag-It Pacific, Inc.)


By: /s/ Lonnie D. Schnell
    ------------------------------------------
    Lonnie D. Schnell, Chief Financial Officer


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